Exhibit 10.1

                             SEMCO Energy, Inc.
                          Short-Term Incentive Plan


The Compensation Committee is responsible for recommending the compensation for the top officers. The Board will be kept informed periodically about the work of the Compensation Committee in order to support its recommendations. The Board will rely on the Compensation Committee to manage the compensation process so that these matters can be handled routinely at the full Board meetings.

The Compensation Committee will meet separately to approve the incentive plan payouts and establish incentive plan goals. Separate meetings are also suggested to evaluate the performance of the executives.

The CEO will function as an ad hoc member of the Compensation Committee. This structure allows the Committee to remain fully independent of management while at the same time receive input from management on the compensation program.

STRATEGY:

The following table delineates the total remuneration strategy for the executives/officers of the Company. The Market is our Peer Group. The total remuneration strategy is to position all compensation elements at the Peer Group average.

          Compensation Elements       Market Comparison (1)
          ---------------------       ---------------------
          Base Salary                 Average
          Short-Term Incentive        Average
          Long-Term Incentive         Average
          Benefits                    Average
          Total Remuneration          Average - except for
                                      outstanding performance

     (1)  Based on Peer Group (See Attachment I for list of Peer Group
          Companies)


TARGET:

The target for the short-term Incentive Plan will be set and agreed to by the Compensation Committee with input from Management, and agreed to by Management and will be reviewed and approved by the Board.

INCENTIVE OPPORTUNITY LEVELS:

The threshold for the Short-Term Incentive Plan is 92% of Target. The maximum for the Short-Term Incentive Plan is 108% of Target. The following table illustrates the incentive opportunity targets:


                                  Threshold
                  ----------------------------------------
                       Goal                       Payout
                  --------------                ----------
                   92% of target                   20%



                                   Target
                  ----------------------------------------
                       Goal                       Payout
                  --------------                ----------
                  100% of target                   100%



                                   Maximum
                  ----------------------------------------
                       Goal                       Payout
                  --------------                ----------
                  108% of target                   180%

See attached Schedule A.

The graph illustrates the incentive opportunity.  See attached Schedule B.

The following table delineates the incentive opportunity levels as a percentage of base salary for each group:

          Group                 At Theshold       Target         At Maximum
  --------------------------    -----------       ------         ----------
  1  (CEO)                          8%              40%              72%
  2  (Senior Vice President)        6%              30%              54%
  3  (Vice President)               5%              25%              45%
  4  (Employee Director)            4%              20%              36%

PERFORMANCE MEASUREMENT WEIGHTINGS:

The short-term incentive plan measurement components are corporate financial results, individual goals (as measured by the employee's PMP) and a discretionary component. The following table delineates the performance measurement weightings:

                                 Corporate      Individual
          Group                   Results         Results       Discretionary
  --------------------------     ---------      ----------      -------------
  1  (CEO)                          80%             20%               0%
  2  (Senior Vice President)        70%             20%              10%
  3  (Vice President)               50%             40%              10%
  4  (Employee Director)            40%             50%              10%


SHORT-TERM PLAN PAYOUTS:

Payouts under the short-term incentive plan will be accrued on the books of the Company during the Plan year. The performance level for Incentive Opportunity must reflect all of the appropriate accrued payout. The CEO shall submit to the Compensation Committee recommedations for payout under this Short Term Incentive Plan. These recommended payouts may be more or less than the payouts which otherwise result from the payout formulas, and shall reflect the CEO's evaluation of the following factors: diff-iculty of objectives, additional acomplishments and overall contribution to the performance of the Company. Payouts will be reviewed by the Compensation Committee and the Board at their February Board meeting following the plan year and, if approved, will be paid as early as late February, but no later than April of each year.


PARTICIPANTS:

Participation in the Plan shall be based on job title. Exceptions shall be approved by the Compensation Committee and the Board of Directors.

Executive who become qualified to participate part way through the Plan year will have their opportunity level prorated. Executives must be employed at the time of the Plan payout to be eligible except for the case of death, total disability or retirement which will be prorated based on the last day of active employment. Employees who voluntarily leave the Company prior to the incentive plan payout, or are released for cause are not eligible to receive any incentive under the plan.

The Compensation Committee will review on an annual basis and adjust the payout for any unusual or extenuating circumstances.

Approved June 10, 1999

                                                               Schedule A



SHORT-TERM INCENTIVE

If budgeted Net Income is achieved, 100% of targeted bonus amount is awarded.


                          NET INCOME ACHIEVEMENT
               IN RELATION TO PERCENT OF TARGET BONUS AWARD
  ---------------------------------------------------------------------
        % of          % of Target           % of            % of Target
  Net Income Target   Bonus Award     Net Income Target     Bonus Award
      Achieved        Recommended         Achieved          Recommended
  -----------------   -----------     -----------------     -----------
   -0% = 100% of        100.0%          0% = 100% of          100.0%
        -0.5%            95.0%              0.5%              105.0%
        -1.0%            90.0%              1.0%              110.0%
        -1.5%            85.0%              1.5%              115.0%
        -2.0%            80.0%              2.0%              120.0%
        -2.5%            75.0%              2.5%              125.0%
        -3.0%            70.0%              3.0%              130.0%
        -3.5%            65.0%              3.5%              135.0%
        -4.0%            60.0%              4.0%              140.0%
        -4.5%            55.0%              4.5%              145.0%
        -5.0%            50.0%              5.0%              150.0%
        -5.5%            45.0%              5.5%              155.0%
        -6.0%            40.0%              6.0%              160.0%
        -6.5%            35.0%              6.5%              165.0%
        -7.0%            30.0%              7.0%              170.0%
        -7.5%            25.0%              7.5%              175.0%
        -8.0%            20.0%              8.0%              180.0%

                                                               Schedule B

                         SHORT-TERM INCENTIVE AWARD
                      IN RELATION TO NET INCOME TARGET

(Part I of II)
STIP Award

200% --

180% --

160% --

140% --

120% --

100% --                                                                  x
                                                                 x
 80% --                                                  x
                                                 x
 60% --                                  x
                                 x
 40% --                  x
                 x
 20% --  x

  0% --
     ------------------------------------------------------------------------
        -8.0%   -7.0%   -6.0%   -5.0%   -4.0%   -3.0%   -2.0%   -1.0%    0.0%
                            % of Net Income Target

(Part I of II)
STIP Award

200% --

180% --                                                                  x
                                                                 x
160% --                                                  x
                                                 x
140% --                                  x
                                 x
120% --                  x
                 x
100% --  x

 80% --

 60% --

 40% --

 20% --

  0% --
     ------------------------------------------------------------------------
         0.0%    1.0%    2.0%    3.0%    4.0%    5.0%    6.0%    7.0%    8.0%
                            % of Net Income Target

                                                               Attachment I



                        LIST OF PEER GROUP COMPANIES
                                     OF
                             SEMCO ENERGY, INC.
               Approved by the Compensation Committee 02/26/99



 1   Cascade Natural Gas Corp.

 2   Connecticut Energy Corporation

 3   CTG Resources, Inc.

 4   EnergyNorth, Inc.

 5   EnergySouth, Inc.

 6   Indiana Energy, Inc.

 7   Laclede Gas Company

 8   NUI Corporation

 9   Pennsylvania Enterprises, Inc.

10   Providence Energy Corporation

11   Public Service Company of North Carolina, Incorporated

12   South Jersey Industries, Inc.

13   Southwestern Energy Company

14   Yankee Energy System, Inc.